UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2009
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2009, the Board of Directors (“Board”) of Caterpillar Inc. (“Company”) elected Ambassador Susan C. Schwab, effective June 1, 2009, as an independent director with a term expiring at the annual meeting of stockholders in 2010.  In conjunction with Ms. Schwab’s election, the Board also took action on April 8, 2009 to increase the number of directors from fourteen to fifteen.  At the time of her election, the Board had not decided on which of the Board’s four standing committees Ambassador Schwab would serve.

A copy of the Company’s press release issued on April 13, 2009, regarding Ambassador Schwab’s election is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

The election of Ambassador Schwab was not pursuant to any arrangement or understanding between Ambassador Schwab and any third party.  As of the date of this report, neither Ambassador Schwab nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Ambassador Schwab will be compensated consistent with previously disclosed compensation programs for non-employee directors and will receive an annual retainer and other stock-based awards as may be approved by the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Caterpillar Inc. Press Release dated April 13, 2009

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

April 13, 2009	By:	/s/ James B. Buda
James B. Buda
Vice President